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                                                                          10.4.2
                                PROMISSORY NOTE

NAME OF PROMISSOR:                Horizon Exploration LTD
AMOUNT PROMISED:                  $330,000.00 U.S. Dollars
INTEREST RATE:                    12.00% PER ANNUM


                                INSTALLMENT NOTE

         1. For value received, the undersigned, Horizon Exploration LTD ("Borrower") promises to pay to TELEDYNE BROWN ENGINEERING MARINE PRODUCTS, an ALLEGHENY TELEDYNE COMPANY or its assignee, the principal sum of $330,000.00 U.S. Dollars, with interest at the rate of 12.00% per annum on the unpaid balance of that principal sum until paid. The Borrower promises to pay that principal sum and interest in installments as follows: $56,941.00 U.S. Dollars on the 30th day of May, 1997, and five (5) successive installments of $56,941.00 U.S. Dollars on the same day of each succeeding calendar month until all such installment payments have been made, on which date the entire unpaid balance of principal and interest shall be due and payable.

                             ALLOCATION OF PAYMENTS

         2. Each installment, when paid, shall be credited first to the interest then due, and the remainder shall be credited to principal. Interest shall cease to accrue on the principal so credited.

                                  ACCELERATION

         3. In the event Borrower fails to make payment of any part or installment of principal or interest when due, the whole sum of the principal then unpaid, together with accrued interest, shall become immediately due and payable at the option of the holder of this Note. Borrower expressly waives demand for payment, notice of intention to accelerate, and notice of acceleration.
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                                COLLECTION COSTS

         4. Borrower agrees to pay the actual expenditures made in any attempt to collect the amount due to pursuant to this Note, including any reasonable attorney's fees incurred by the holder.

                                   COLLATERAL

         5. Teledyne Brown Engineering Marine Products Model 41260 Digital Active Sections Serial Numbers 297- 42160B-035 through 297-42160B-064.

                             ADDITIONAL CONDITIONS

         6. Legal title to the equipment covered by this agreement shall remain with Teledyne Brown Engineering Marine Products for the term of this agreement.

         7. Borrower shall at all times insure the equipment against all risk of loss or damage from every cause whatsoever, for not less than its full replacement value as determined by Teledyne Brown Engineering Marine Products, and shall carry public liability, contractual liability, and proper damage insurance covering the equipment, its operation and use. All such insurance shall be in a form and amount and with companies approved by Teledyne Brown Engineering Marine Products, and shall be in the joint names of Teledyne Brown Engineering Marine Products and Borrower. The Borrower shall pay the premium therefore and deliver said policies, duplicates or certificates of insurance thereof to Teledyne Brown Engineering Marine Products.





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                 The undersigned Corporation has caused this Note to be
executed by its officers duly authorized to execute instruments of indebtedness.

                                           BORROWER



                                           By: /s/ Neil A.M. Campbell
                                                Signature

                                           Neil A.M. Campbell - Director
                                                typed name and title



                                           By: /s/ [illegible signature]
                                                Signature

                                           Director
                                                typed name and title






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